Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2015, with respect to the balance sheet of Bowie Resource Partners LP included in the Registration Statement (Form S-1 filed June 19, 2015) and related Prospectus of Bowie Resource Partners LP for the registration of common units representing limited partner interests.

/s/ Ernst & Young LLP

Louisville, KY
June 19, 2015

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2014, with respect to the statements of income and comprehensive income, changes in members’ equity, and cash flows of Canyon Fuel Company, LLC for the period from January 1, 2013 to August 16, 2013 included in the Registration Statement (Form S-1 expected to be filed June 19, 2015) and related Prospectus of Bowie Resource Partners LP for the registration of common units representing limited partner interests.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 19, 2015

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2015, with respect to the financial statements of Canyon Fuel Company, LLC as of and for the year ended December 31, 2014 included in the Registration Statement (Form S-1 filed June 19, 2015) and related Prospectus of Bowie Resource Partners LP for the registration of common units representing limited partner interests.

/s/ Ernst & Young LLP

Louisville, KY
June 19, 2015